UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2021

TRILLIUM THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-36596	Not applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Trillium Therapeutics USA Inc.

100 CambridgePark Drive, Suite 510

Cambridge, Massachusetts, 02140

USA

(Address of principal executive offices, including zip code)

(416) 595-0627

(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value per share	TRIL	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement.

Arrangement Agreement

On August 20, 2021, Trillium Therapeutics Inc., a corporation existing under the laws of the Province of British Columbia (“Trillium”), Pfizer Inc., a Delaware corporation (“Pfizer”) and PF Argentum Acquisition ULC, a corporation formed under the laws of the Province of British Columbia (“Purchaser”), entered into a definitive arrangement agreement (the “Arrangement Agreement”), under which Purchaser will acquire all of the issued and outstanding common shares and first preferred shares (collectively, the “Shares”) of Trillium not owned by Purchaser and its affiliates for $18.50 per Share in cash (the “Consideration”). The acquisition of Trillium’s Shares will be completed by way of a statutory plan of arrangement under the Business Corporations Act (British Columbia) (the “Arrangement”).

At the effective time of the Arrangement (the “Effective Time”): (i) each Share outstanding immediately prior to the Effective Time, other than Shares held by Purchaser and its affiliates or held by a dissenting holder of Shares who has validly exercised such holder’s dissent rights, will be deemed to be assigned and transferred by the holder thereof to Purchaser in exchange for the Consideration; (ii) each warrant to purchase or acquire Shares (a “Warrant”) outstanding immediately prior to the Effective Time (whether or not exercisable), other than Warrants held by a dissenting Warrant holder who has validly exercised such holder’s dissent rights, will be transferred from the holder thereof to Trillium in consideration for, at the holder’s election: (x) a cash payment equal to the amount by which the Consideration, in respect of each Warrant, exceeds the exercise price per Share of such Warrant, subject to applicable tax withholdings and other source deductions, or (y) a cash payment equal to the amount by which the Black-Scholes value of a Warrant (as calculated pursuant to the terms and conditions of the certificate governing such Warrant), in respect of each Warrant, exceeds the exercise price per Share of such Warrant, subject to applicable tax withholdings and other source deductions, and such Warrant will be cancelled immediately after its transfer; (iii) each option to purchase Shares (an “Option”) outstanding immediately prior to the Effective Time, whether vested or unvested, will be deemed to be unconditionally vested and exercisable and such Options will be deemed to be assigned and transferred to Trillium in exchange for a cash payment from Trillium in respect of each Share subject to each Option equal to the amount (if any) by which the Consideration exceeds the exercise price of such Option, subject to applicable tax withholdings and other source deductions, and such Option will be cancelled immediately after its transfer; and (iv) each deferred share unit (a “DSU”) shall ordinarily vest in accordance with the terms of Trillium’s omnibus incentive plan and shall require settlement as all of the holders of DSUs shall cease to serve in their capacity as a director of Trillium and each DSU outstanding immediately prior to the Effective Time (whether vested or unvested) shall be settled and extinguished in consideration for a cash payment by or on behalf of Trillium equal to the Consideration, calculated with respect to the number of common shares of Trillium to which a holder of DSUs may be entitled, subject to applicable tax withholdings and other source deductions, and such DSUs shall be cancelled and cease to exist without any further act or formality.

Conditions to the Arrangement

Completion of the Arrangement is subject to a number of conditions, including: (i) the approval of 66⅔% of the votes cast by Trillium’s shareholders (the “Shareholders”), voting together as a single class, at a special meeting of Trillium (the “Meeting”) and approval of 66⅔% of the votes cast by the Shareholders and the holders of Warrants, voting together as a single class, at the Meeting (the “Required Securityholder Approval”), (ii) court approval of the Arrangement; (iii) the accuracy of the representations and warranties contained in the Arrangement Agreement, subject to specified thresholds and exceptions; (iv) compliance in all material respects with the covenants contained in the Arrangement Agreement; (v) the absence of a Material Adverse Effect (as defined in the Arrangement Agreement) with respect to Trillium; and (vi) receipt of approval or expiration of the applicable waiting period, under each of the Competition Act (Canada) and the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Certain Other Terms of the Arrangement Agreement

The Arrangement Agreement includes customary representations, warranties and covenants of Trillium, Pfizer and Purchaser, including, among others, covenants relating to the conduct of the business of Trillium during the interim period between execution of the Arrangement Agreement and the Effective Time.

The Arrangement Agreement also provides customary restrictions on Trillium’s ability to solicit alternative acquisition proposals from third parties and engage in discussions or negotiations with third parties regarding such proposals. Notwithstanding these restrictions, Trillium may under certain circumstances provide information to and participate in discussions or negotiations with third parties with respect to an unsolicited acquisition proposal that constitutes or could reasonably be expected to constitute or lead to a superior proposal (as defined in the Arrangement Agreement).

The parties may terminate the Arrangement Agreement in certain circumstances, including: (i) by mutual written agreement; (ii) by either Trillium or Purchaser if the Required Securityholder Approval is not obtained; (iii) by either Trillium or the Purchaser if any law is enacted, enforced or amended that makes the consummation of the Arrangement illegal or otherwise permanently prohibits or enjoins Trillium or Purchaser from consummating the Arrangement; (iv) by either Trillium or Purchaser if the Effective Time does not occur on or prior to February 20, 2022 (with an option to extend for up to three months in the event certain conditions are not satisfied) or such later date as may be agreed to between the parties; (v) by the non-breaching party if either Trillium or Purchaser breaches its representations, warranties or covenants in the Arrangement Agreement in a way that would entitle the party seeking to terminate the Arrangement Agreement not to consummate the Arrangement, subject to the right of the breaching party to cure the breach; (vi) by Trillium if, prior to obtaining the Required Securityholder Approval, the Board of Directors of Trillium (the “Board”) authorizes Trillium to enter into a definitive written agreement with respect to a superior proposal (as defined in the Arrangement Agreement), subject to compliance with specified process and notice requirements; (vii) by Trillium if the closing conditions have been satisfied and Purchaser fails to comply with its obligations to satisfy payment of the aggregate Consideration payable to Trillium’s securityholders; (viii) by Purchaser if, prior to obtaining the Required Securityholder Approval, the Board has changed its recommendation in favor of the Arrangement or fails to reconfirm its recommendation under certain circumstances; or (ix) by Purchaser if a Material Adverse Effect with respect to Trillium has occurred and is continuing. The Arrangement Agreement also provides for the payment by Trillium to Purchaser of a termination fee of $83.2 million if the Arrangement Agreement is terminated in certain circumstances, including termination by Trillium to accept and enter into a definitive agreement with respect to a superior proposal.

The foregoing description of the Arrangement Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Arrangement Agreement, which is included as Exhibit 2.1 to this report and which is incorporated herein by reference.

The Arrangement Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about Trillium, Pfizer, Purchaser or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Arrangement Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk among the parties to such agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Arrangement Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the parties thereto or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of representations and warranties may change after the date of the Arrangement Agreement, and unless required by applicable law, Trillium does not undertake any obligation to update such information.

Voting Support Agreements

In connection with the execution of the Arrangement Agreement, certain Shareholders, directors and executive officers of Trillium holding in the aggregate approximately 17.9% of Trillium’s outstanding Shares entered into voting and support agreements (the “Voting Agreements”). Pursuant to the Voting Agreements, Purchaser and the signatories thereto have agreed, among other things, to vote in favor of the Arrangement Agreement, the Arrangement, and the other transactions contemplated thereby at the Meeting. The Voting Agreements terminate in certain circumstances, including upon the termination of the Arrangement Agreement in accordance with its terms.

The foregoing description of the Voting Agreements does not purport to be complete and is subject to, and qualified in its entirety by, references to the form of the Voting Agreement, which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.01.     Compensatory Arrangements of Certain Officers.

The Arrangement Agreement also provides for the adoption of change in control severance policies applicable to the employees of Trillium (the “Severance Policies”). Pursuant to the Severance Policies, employees at the level of Senior Vice President and above (including the executive officers) will be eligible to receive a lump sum payment equal to 12 months of base salary, payment of the monthly employer contribution for medical, dental and vision insurance for the employee and his or her eligible dependents for up to 12 months following termination, and 12 months of outplacement assistance in the event that the employee’s employment is terminated by Trillium without “cause” or by the employee for “good reason” as of or within eighteen months following the effective date of a “change in control” (each as defined in the policy), subject to the execution and non-revocation of a general release of claims by the employee. To the extent that an employee is party to an existing employment agreement or offer letter with Trillium providing for more favorable severance payments or benefits or the employee is entitled to receive more favorable severance payments or benefits pursuant to applicable law, then the employee will be entitled to receive payments and benefits under such employment agreement or offer letter or pursuant to applicable law only and not under the applicable Severance Policy.

Item 7.01.    Regulation FD Disclosure.

On August 23, 2021, Trillium and Pfizer issued a joint press release announcing the execution of the Arrangement Agreement. A copy of the press release is furnished with this Current Report on Form 8-K as Exhibit 99.2.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
2.1*	Arrangement Agreement dated as of August 20, 2021, among Trillium Therapeutics Inc., Pfizer Inc. and PF Argentum Acquisition ULC
99.1	Form of Voting Agreement by and between Purchaser and the signatories thereto, each dated as of August 20, 2021
99.2**	Joint Press Release, dated August 23, 2021
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

*Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Trillium hereby undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC; provided, however, that Trillium may request confidential treatment pursuant to Rule 24b-2 of the Securities Exchange Act of 1934 for any schedules so furnished.

** Furnished herewith.

Cautionary Note Regarding Forward-Looking Statements

To the extent any statements made in this report contain information that is not historical, these statements are forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and forward-looking information under Canadian securities law (collectively, “forward-looking statements”). Certain statements in this report may constitute forward-looking statements, which reflect the expectations of Trillium’s management regarding the business prospects and opportunities of Trillium and the Arrangement. The use of words such as “may,” “will,” “could,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “seeks,” “endeavor,” “potential,” “continue” or the negative of such words or other similar expressions can be used to identify forward-looking statements. Trillium’s actual results could differ materially from those stated or implied in forward-looking statements due to a number of factors including but not limited to risks related to the satisfaction or waiver of the conditions to closing the proposed transaction (including the failure to obtain necessary regulatory, court and Trillium’s securityholder approvals) in the anticipated timeframe or at all, including the possibility that the proposed transaction does not close; the response of business partners and competitors to the announcement of the proposed transaction, and/or potential difficulties in employee retention as a result of the announcement and pendency of the proposed transaction; significant transaction costs; and unknown liabilities and the risk of litigation and/or regulatory actions related to the proposed transaction. Please also refer to the factors discussed under “Risk Factors” and “Special Note Regarding Forward-looking Information” in Trillium’s Annual Report on Form 10-K for the year ended December 31, 2020, with the U.S. Securities Exchange Commission (“SEC”), each as updated by Trillium’s continuous disclosure filings, which are available at www.sec.gov and at www.sedar.com.

Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. All forward-looking statements herein are qualified in their entirety by its cautionary statement and are made as of the date of this document. Trillium disclaims any obligation to revise or update any such forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements contained herein to reflect future results, events or developments, except as required by law.

Additional Information about the Arrangement and Where to Find It

This communication is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote, consent or approval in any jurisdiction, nor shall there by any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. This communication has been prepared in respect of the transaction involving Trillium, Pfizer and Purchaser pursuant to the terms of the Arrangement Agreement, and may be deemed to be soliciting material relating to the transaction. In connection with the transaction, Trillium will file a management information circular and proxy statement on Schedule 14A relating to a special meeting of the securityholders with the SEC and Canadian Securities Administrators (“CSA”). Additionally, Trillium will file other relevant materials in connection with the transaction with the SEC. Securityholders of Trillium are urged to read the management information circular and proxy statement and/or consent solicitation documents regarding the transaction and any other relevant materials carefully in their entirety when they become available before making any voting or investment decision with respect to the transaction because they will contain important information about the transaction and the parties to the Arrangement Agreement. The definitive management information circular and proxy statement will be mailed to holders of Trillium’s securityholders. Securityholders will be able to obtain a copy of the management information circular and proxy statement, as well as other filings containing information about the transaction and the parties to the Arrangement Agreement made by Trillium with the SEC and CSA free of charge on EDGAR at www.sec.gov, on SEDAR at www.sedar.com, or on Trillium’s website at www.trilliumtherapeutics.com. Information contained on, or that may be accessed through, the websites referenced in this communication is not incorporated into and does not constitute a part of this document. We have included these website addresses only as inactive textual references and do not intend them to be active links.

Participants in the Solicitation

Trillium and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the securityholders of Trillium in respect of the transaction. Information about Trillium’s directors and executive officers is set forth in the proxy statement and management information circular for Trillium’s Annual General and Special Meeting of Shareholders, which was filed with the SEC and CSA on April 30, 2021. Investors may obtain additional information regarding the interest of such participants by reading the management information circular and proxy statement regarding the Arrangement when it becomes available.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 23, 2021	Trillium Therapeutics Inc.

	By:	/s/ James Parsons
Name: James Parsons
Title: Chief Financial Officer